Exhibit 99.1

INVIVYD ANNOUNCES PARTNERSHIP WITH POPULATION HEALTH PARTNERS TO ACCELERATE CLINICAL DEVELOPMENT IN INFECTIOUS DISEASES INCLUDING COVID-19

-Broad partnership will strengthen Invivyd’s development platform and organizational capabilities towards acceleration of NVD200 clinical program and future engineered antibodies for COVID-19 and beyond-

-Population Health Partners to integrate best-in-class capabilities to drive speed and efficiency in clinical development, demonstrated by the success of PHP’s leadership team at The Medicines Company, Pfizer and elsewhere in the life sciences industry-

WALTHAM, MASS: November 17, 2022 – Invivyd, Inc. (Nasdaq: IVVD), a clinical-stage biopharmaceutical company on a mission to protect humanity from serious viral respiratory diseases, today announced a partnership with Population Health Partners, L.P. (PHP) a global life-science firm dedicated to solving the health and economic challenges presented by prevalent diseases. Through the partnership, Invivyd will leverage PHP’s best-in-class clinical development and regulatory expertise to help optimize Invivyd’s product development programs.

“This partnership is a reflection of our commitment to the rapid, capital efficient development of multiple candidates on an ongoing basis to match the pace of SARS-CoV-2 viral evolution and deliver timely, best-in-class antibody solutions for the prevention and treatment of serious diseases,” said Invivyd CEO Dave Hering. “PHP has great experience in helping organizations like ours overcome the industry challenges inherent in navigating trials focused on large population medicine. This collaboration will add very specific skills and capabilities to our own in-house expertise and will bolster our organization. We are excited to work with PHP and its leadership team at this pivotal point in the evolution of our company.”

PHP – an investment firm focused on deploying its proven strategic and operating expertise to solve the health and economic challenges presented by the most prevalent and costly diseases of our time – will advise and counsel Invivyd on clinical trials and strategies to navigate the regulatory process. PHP will also provide change management guidance to strengthen and augment Invivyd’s internal work processes towards achieving maximum speed and efficiency for delivering antibodies for the prevention and treatment of viral infections to high-need populations.

“We are impressed by the potential of Invivyd’s integrated discovery platform and the energy and commitment of its people, who are laser-focused on combatting viral infections with novel antibody therapies,” said Clive Meanwell, M.D., chairman and managing partner of PHP. “There is a clear, high-value need for effective and durable treatments to help protect the most vulnerable at this endemic stage of SARS-CoV-2. In the recent third fiscal quarter alone, market leaders reported over $1 billion in COVID antibody sales for molecules that are experiencing diminished activity in the face of some new variants of concern, representing a substantial near-term need and opportunity for agile drug discoverers and developers to address a major ongoing commercial opportunity. We look forward to working with Dave and his team to help accelerate their mission in the development of antibody therapies for COVID-19 and beyond.”

Commenting further, PHP partner, Ian Read, said, “Vaccines – particularly those using mRNA technology – have been exceptionally effective in reducing serious illnesses and deaths associated with COVID-19. However, vaccines may be ineffective for people whose immune systems cannot make sufficient neutralizing antibodies on their own in response to vaccines. These – typically immunocompromised – people need and deserve protection, and we believe that injected monoclonal antibodies represent their best hope of living a normal life without untoward risk of COVID-19. Many of these people are asking for an answer. We believe that Invivyd can potentially help them very soon. More broadly, we believe that the medical and market scale of COVID-19 will remain high and that Invivyd’s technology and development platform is positioned to meet this pressing need.”

Invivyd recently unveiled its evolved integrated discovery platform strategy and NVD200, its new combination candidate for the prevention and treatment of COVID-19, expected to enter the clinic in the first quarter of 2023.

About Invivyd

(Nasdaq: IVVD)

Invivyd, formerly Adagio Therapeutics (Nasdaq: ADGI), is a biopharmaceutical company on a mission to protect humanity from serious viral respiratory diseases. The company is developing antibodies to transcend the limits of naturally occurring immunity and provide superior protection from viral diseases, beginning with COVID-19. Invivyd’s technology works at the intersection of evolutionary virology, predictive modeling, and antibody engineering, and is designed to identify high-quality, long-lasting antibodies with a high barrier to viral escape. The company is generating a robust pipeline of products for use in both prevention and treatment of disease. NVD200, Invivyd’s first antibody combination product candidate for the prevention and treatment of COVID-19, includes a re-engineered version of adintrevimab, an investigational monoclonal antibody which demonstrated clinically meaningful results against multiple variants of concern in global Phase 2/3 clinical trials for the prevention and treatment of COVID-19, prior to the emergence of Omicron. The safety and efficacy of adintrevimab have not been established. The company also has multiple discovery stage candidates for the prevention of seasonal influenza. Visit www.invivyd.com to learn more.

About Population Health Partners, L.P.

Population Health Partners, L.P. is an investment firm committed to building great companies around important, late-stage therapeutics and solving the health and economic challenges presented by prevalent diseases. While at The Medicines Company, leaders from Population Health Partners secured eight drug approvals involving 21 clinical trials and 91,000 randomized patients and were ranked #1 in the CNBC RQ 50 for biopharmaceutical R&D productivity.

For more info, visit www.populationhp.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “potential,” “projects,” and “future” or similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements include statements concerning, among other things, the potential benefits of, and plans relating to, the PHP partnership and its impact on the company; the future of the COVID-19 landscape including the expectation of continued evolution and emergence of new variants and subvariants; our ongoing research and clinical development plans and the timing thereof; our plans to advance adintrevimab, NVD200, or other early stage candidates as a potential prophylaxis and treatment option for COVID-19, including disease caused by most variants, as either a single or combination agent, including our intention to initiate clinical development of NVD200 in the first quarter of 2023; the potential for adintrevimab and NVD200 to demonstrate activity against predominant SARS-CoV-2 variant(s) in the U.S. and globally; the market potential and commercialization opportunity for COVID-19; our plans, technology and resources to develop therapeutic or preventative options for other infectious diseases, such as additional coronaviruses and seasonal influenza, in the U.S. and globally; and other statements that are not historical fact. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the potential for the PHP partnership to not be successful, including achieving accelerated clinical development timelines, realizing other clinical and regulatory efficiencies, and enhancing speed and efficiency of processes; the potential for PHP to breach the partnership arrangement or terminate such arrangement in accordance with its terms; we may not realize the expected benefits from our recently announced restructuring plan, including accelerated timelines and enhanced discovery and development process and outcomes, and we may incur costs associated with implementation of the restructuring plan in addition to those currently contemplated; potential disruptions to the business as a result of the restructuring plan and the management transition; the impacts of the COVID-19 pandemic on our business and those of our collaborators, our clinical trials and our financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; the predictability of clinical success of adintrevimab, NVD200, or other pipeline candidates or combination of candidates based on neutralizing activity in pre-clinical studies; variability of results in models used to predict activity against SARS-CoV-2 variants of concern; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process, including the outcome of our discussions with regulatory authorities concerning our clinical trials; whether adintrevimab, NVD200, or any other pipeline candidate or combination of candidates is able to demonstrate activity against predominant SARS-CoV-2 variant(s) in the U.S. and globally; whether we are able to successfully submit an emergency use authorization in the future, and the outcome of any such emergency use authorization submission; whether research and development efforts will improve efficacy of adintrevimab against predominant variants or identify additional monoclonal antibodies or combination of antibodies for the prevention and treatment of COVID-19 and other infectious diseases; the size of the COVID-19 market and commercial opportunity at the time of potential authorization or approval of a product candidate; the efficacy of competitor products against current or future COVID-19 variants; whether research and development efforts will identify and result in safe and effective therapeutic or preventative options for other infectious diseases in the U.S. or globally and whether we have adequate funding to meet future operating expenses and capital expenditure requirements. Other factors that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, each filed with the Securities and Exchange Commission (the “SEC”), and in our other filings with the SEC, and in Invivyd’s future reports to be filed with the SEC and available at www.sec.gov. Such risks may be amplified by the impacts of the COVID-19 pandemic. Forward-looking statements contained in this press release are made as of this date, and Invivyd undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

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